EXHIBIT 99
FOR IMMEDIATE RELEASE
DEWEY MITCHELL ELECTED DIRECTOR AT SUPERIOR BANCORP
BIRMINGHAM, AL — October 23, 2006 — Superior Bancorp (NASDAQ: SUPR) announced today that D. Dewey Mitchell, CCIM, co-owner of Prudential Tropical Realty, has been elected as a director of Superior Bancorp. “Dewey Mitchell is a very talented individual who will bring insight and experience to our board as we continue to grow our business,” said Stan Bailey, Chief Executive Officer of Superior Bancorp. “The Tampa Bay market is critical to our success in Florida. Dewey’s background and knowledge of the market will be invaluable as we refine not only our Florida growth plans, but also our plans throughout the company. I am a strong believer that our board should be representative of all of our major markets and I am confident that Dewey will be an outstanding representative of Tampa Bay in our Board Room.”
Mitchell is a third generation Tampa Bay real estate professional and was awarded the prestigious Certified Commercial Investment Member (CCIM) designation by the Commercial Real Estate Institute, an affiliate of the National Association of Realtors. Very active in community affairs, Mitchell, along with business partner Allen Crumbley, recently joined forces with the Warrick Dunn Foundation’s Homes for the Holidays program as the Title Sponsor in the Tampa Bay area. Considered one of the most respected players in the National Football League, Dunn developed the program to provide down-payment assistance for qualified single mothers.
Mitchell serves as Chairman of the Tampa Bay Partnership. Previously, Mitchell has served on the Board of Directors of First Kensington Bank and the Board of Directors for the Pasco Economic Development Council, North Bay Hospital and was Chairman of the Pasco-Hernando American Heart Walk. He is past Chairman of the West Pasco Family YMCA Capital Campaign

Committee and is a charter officer and past President of the Rotary Club of Seven Springs, which established the Odessa Festival & Rodeo. Past President of the West Pasco Board of Realtors, Mitchell has also served as President of the Pasco County Committee of 100 and the West Pasco Chamber of Commerce.
Mitchell is a 1979 graduate of the University of Alabama where he earned a bachelor’s degree in Commerce & Business Administration/Marketing, while on a football scholarship playing for the legendary football coach Paul “Bear” Bryant.
About Superior Bancorp
Superior Bancorp is a $1.8 billion thrift holding company headquartered in Birmingham, Alabama. The principal subsidiary of Superior Bancorp is Superior Bank, a southeastern community federal savings bank. Superior Bank has 39 branches, with 19 locations throughout the state of Alabama and 20 locations in Florida. Superior Bank also has loan production offices in Montgomery, Alabama and Tallahassee and Panama City, Florida.
Superior completed the acquisition of 1st Kensington Bank of Tampa, Florida on August 31, 2006, more than doubling its assets in Florida to over $600 million.
Upon completion of the merger with Community Bancshares, Inc., Superior Bank will become a $2.4 billion community bank with 56 banking offices from Huntsville, Alabama to Tampa, Florida. In addition, Superior Bank currently has 16 new branches planned for Northeast Alabama and Florida during 2006 and 2007.
Superior will also operate 21 consumer finance offices in Northeast Alabama as First Community Credit and Superior Financial Services.
Statements in this document that are not historical facts, including, but not limited to, statements concerning future operations, results or performance, are hereby identified as “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Superior Bancorp cautions that such “forward-looking statements,” wherever they occur in this document or in other statements attributable to Superior Bancorp are necessarily estimates reflecting the judgment of Superior Bancorp’s senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the “forward- looking statements.” Such “forward-looking statements”

should, therefore, be considered in light of various important factors set forth from time to time in Superior Bancorp’s reports and registration statements filed with the SEC. While it is impossible to list all such factors that could affect the accuracy of such “forward-looking statements,” some of those factors include: general economic conditions, especially in the Southeast; the performance of the capital markets; changes in interest rates, yield curves and interest rate spread relationships; changes in accounting and tax principles, policies or guidelines; changes in legislation or regulatory requirements; changes in the competitive environment in the markets served by Superior Bancorp; changes in the loan portfolio and the deposit base of Superior Bancorp; and the effects of natural disasters such as hurricanes.
Superior Bancorp disclaims any intent or obligation to update “forward- looking statements.”
More information on Superior Bancorp and its subsidiaries may be obtained over the Internet, http://www.superiorbank.com or by calling 1-877-326-BANK (2265).